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                                                                     EXHIBIT 5.1


                         [RONALD J. STAUBER LETTERHEAD]



                                September 5, 2001


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have acted as counsel for Investment Agents, Inc., a Nevada corporation (the "Company") in connection with certain matters as described herein.

In rendering this opinion, we have examined and relied upon the following documents:

        (1) the Articles of Incorporation of the Company as filed with the Secretary of State of the State of Nevada ("Secretary of State") on August 8, 1996 (the "Articles of Incorporation");

        (2) a Certificate of the Secretary of State, dated May 30, 2000, as to the good standing of the Company;

        (3) the By-laws of the Company certified as true and correct by the President of the Company dated May 8, 2001;

        (4) the Unanimous Written Consent and Action of the Board of Directors of the Company dated May 8, 2001;

        (5) a certificate of a director of the Company as to certain matters (the "Director's Certificate");

        (6) the Form SB-2 registration statement of the Company dated May 11, 2001, as amended by amendments numbers 1 and 2 (the "registration statement").



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U.S. Securities and Exchange Commission
September 5, 2001
Page 2


All the foregoing documents shall be herein referred to as the "Reviewed Documents." We have not reviewed any documents other than the Reviewed Documents for purposes of rendering the opinions expressed herein. We have conducted no independent factual investigation other than our review of the Reviewed Documents. In rendering this opinion, we have relied, as to factual matters, solely upon the Reviewed Documents, and the representations, warranties, statements and information set forth therein, all of which we assume to be true, complete and accurate in all material respects. All terms used herein, other than those defined or the definition of which is otherwise referred to herein, are intended to have the meanings set forth in the Reviewed Documents.

With respect to the Reviewed Documents, we have assumed and relied upon the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or forms, the genuineness of all signatures, the legal capacity of natural persons and that the Reviewed Documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to this opinion.

This opinion is limited, we express no opinion with respect to state securities, blue sky or tax laws. We have not been requested to and do not opine as to the applicability of the laws of any state jurisdiction.

This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same or retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

For the purpose of rendering the opinions hereinafter expressed, we have made the following additional assumptions that the Articles of Incorporation and By-laws constitute the articles of incorporation and by-laws of the Company are presently in effect.

Based upon the foregoing, and subject to and in reliance on the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        1. The duly authorized capital stock of the Company consists of 25,000,000 shares of capital stock with a par value of $0.001 per share of which all such shares are common stock (the "Common Stock").



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U.S. Securities and Exchange Commission
September 5, 2001
Page 3


        2. The issued and outstanding shares of the Common Stock are validly issued, fully paid and nonassessable stock under Nevada law.

We hereby consent to the filing of the opinion as Exhibit 5.1 to the Company's registration statement and the reference to our firm in the Prospectus, if applicable or required.

Very truly yours,


/s/ Ronald J. Stauber


RONALD J. STAUBER

RJS/mp



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